Exhibit 10.2

Execution Copy

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (the “Agreement”) dated as of November 10, 2010, is entered into by and among the Borrowers (as defined below), such other entities which from time to time become parties hereto (collectively, including the Borrowers, the “Debtors” and each individually a “Debtor”) and Comerica Bank, a Texas banking association (“Comerica”), as Administrative Agent for and on behalf of the Lenders (as defined below) (in such capacity, the “Agent”).  The addresses for the Debtors and the Agent, as of the date hereof, are set forth on the signature pages attached hereto.

R E C I T A L S:

A.            National Technical Systems, Inc. (“NTSI”) together with certain of its Subsidiaries party thereto (collectively, the “Borrowers”) entered into that certain Revolving Credit Agreement dated as of November 21, 2001 (as amended, restated, or otherwise modified, the “Prior Credit Agreement”), which Prior Credit Agreement has been amended and restated as of the date hereof by that certain Amended and Restated Credit Agreement dated as of November 10, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time the “Credit Agreement”) with each of the financial institutions party thereto (collectively, including their respective successors and assigns, the “Lenders”) and the Agent pursuant to which the Lenders have agreed, subject to the satisfaction of certain terms and conditions, to amend, restate and to continue to extend financial accommodations to the Borrowers, as provided therein.

B.             In connection with the Prior Credit Agreement, certain of the Borrowers have previously entered into (a) that certain Security Agreement dated as of November 21, 2001 by and among NTSI, NTS Technical Systems, XXCAL, Inc., Approved Engineering Test Laboratories, Inc., ETCR, Inc., Acton Environmental Testing Corporation, the Agent, and the other Persons party thereto from time to time (as amended, restated or otherwise modified from time to time, the “Prior Security Agreement”), (b) that certain Limited Liability Company Membership Interest Pledge Agreement dated as of June 6, 2008 by and between NTSI and Comerica (as amended, restated or otherwise modified, the “Prior NTSI Pledge Agreement”), (c) that certain Limited Liability Company Membership Interest Pledge Agreement dated as of December 5, 2007 by and between NTS Technical Systems and Comerica (as amended, restated or otherwise modified, the “Prior NTS Pledge Agreement”), (d) that certain Security Agreement – Stock Pledge dated as of November 21, 2001 by and between NTS Technical Systems and Comerica (as amended, restated or otherwise modified, the “Prior NTS Stock Pledge Agreement #1”), (e) that certain Security Agreement – Stock Pledge dated as of July 1, 2005 by and between NTS Technical Systems and Comerica (as amended, restated or otherwise modified, the “Prior NTS Stock Pledge Agreement #2” and collectively, together with the Prior Security Agreement, the Prior NTSI Pledge Agreement, the Prior NTS Pledge Agreement and the Prior NTS Stock Pledge Agreement #1, the “Prior Collateral Documents”).

C.             Pursuant to the Credit Agreement, the Lenders have required that each of the Debtors amend and restate the liens granted under the Prior Collateral Documents and/or, as applicable, grant (or cause to be granted) certain Liens to the Agent, for the benefit of the Lenders, all to secure the obligations of the Borrowers or any Debtor under the Credit Agreement or any related Loan Document (including any Guaranty).

D.             The Debtors have directly and indirectly benefited and will directly and indirectly benefit from the transactions evidenced by and contemplated in the Credit Agreement and the other Loan Documents.

E.              The Agent is acting as Agent for the Lenders pursuant to the terms and conditions of Section 13.1 of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
Definitions

Section 1.1             Definitions.  As used in this Agreement, capitalized terms not otherwise defined herein have the meanings provided for such terms in the Credit Agreement.  References to “Sections,” “subsections,” “Exhibits” and “Schedules” shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided.  All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations.  References to particular sections of the UCC should be read to refer also to parallel sections of the Uniform Commercial Code as enacted in each state or other jurisdiction which may be applicable to the grant and perfection of the Liens held by the Agent for the benefit of the Lenders pursuant to this Agreement.

The following terms have the meanings indicated below, all such definitions to be equally applicable to the singular and plural forms of the terms defined:

“Account” means any “account,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all rights of such Debtor to payment for goods sold or leased or services rendered, whether or not earned by performance, (b) all accounts receivable of such Debtor, (c) all rights of such Debtor to receive any payment of money or other form of consideration, (d) all security pledged, assigned or granted to or held by such Debtor to secure any of the foregoing, (e) all guaranties of, or indemnifications with respect to, any of the foregoing, and (f) all rights of such Debtor as an unpaid seller of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation and resale.

“Chattel Paper” means any “chattel paper,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and shall include both electronic Chattel Paper and tangible Chattel Paper.

“Collateral” has the meaning specified in Section 2.1 of this Agreement.

“Collateral Compliance Report” shall mean a report in the form attached hereto as Exhibit C.

“Computer Records” means any computer records now owned or hereafter acquired by any Debtor.

“Copyright Collateral” shall mean all Copyrights and Copyright Licenses of the Debtors.

“Copyright Licenses” shall mean all license agreements with any other Person in connection with any of the Copyrights or such other Person’s copyrights, whether a Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 1.1 hereto and made a part hereof, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Copyrights” shall mean all copyrights and mask works, whether or not registered, and all applications for registration of all copyrights and mask works, including, but not limited to all copyrights and mask works, and all applications for registration of all copyrights and mask works identified on Schedule 1.1 attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof; (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof); and (c) all rights corresponding thereto and all modifications, adaptations, translations, enhancements and derivative works, renewals thereof, and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto.

“Deposit Account” shall mean a demand, time, savings, passbook, or similar account maintained with a bank.  The term does not include investment property, investment accounts or accounts evidenced by an instrument.

“Document” means any “document,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by any Debtor, including, without limitation, all documents of title and all receipts covering, evidencing or representing goods now owned or hereafter acquired by a Debtor.

“Equipment” means any “equipment,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor and, in any event, shall include, without limitation, all machinery, equipment, furniture, trade fixtures, tractors, trailers, rolling stock, vessels, aircraft and Vehicles now owned or hereafter acquired by such Debtor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“General Intangibles” means any “general intangibles,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all of such Debtor’s Intellectual Property Collateral; (b) all of such Debtor’s books, records, data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes and all rights of such Debtor to retrieve data and other information from third parties; (c) all of such Debtor’s contract rights, commercial tort claims, partnership interests, membership interests, joint venture interests, securities, deposit accounts, investment accounts and certificates of deposit; (d) all rights of such Debtor to payment under chattel paper, documents, instruments and similar agreements; (e) letters of credit, letters of credit rights supporting obligations and rights to payment for money or funds advanced or sold of such Debtor; (f) all tax refunds and tax refund claims of such Debtor; (g) all choses in action and causes of action of such Debtor (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all judgments in favor of such Debtor; (h) all rights and claims of such Debtor under warranties and indemnities, (i) all health care receivables; and (j) all rights of such Debtor under any insurance, surety or similar contract or arrangement.

“Governmental Authority” shall mean any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Instrument” shall mean any “instrument,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by any Debtor, and, in any event, shall include all promissory notes (including without limitation, any Intercompany Notes held by such Debtor), drafts, bills of exchange and trade acceptances, whether now owned or hereafter acquired.

“Insurance Proceeds” shall have the meaning set forth in Section 4.4 of this Agreement.

“Intellectual Property Collateral” shall mean Patents, Patent Licenses, Copyrights, Copyright Licenses, Trademarks, Trademark Licenses, trade secrets, registrations, goodwill, franchises, permits, proprietary information, customer lists, designs, inventions and all other intellectual property and proprietary rights, including without limitation those described on Schedule 1.1 attached hereto and incorporated herein by reference.

“Inventory” means any “inventory,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all goods and other personal property of such Debtor that are held for sale or lease or to be furnished under any contract of service; (b) all raw materials, work-in-process, finished goods, supplies and materials of such Debtor; (c) all wrapping, packaging, advertising and shipping materials of such Debtor; (d) all goods that have been returned to, repossessed by or stopped in transit by such Debtor; and (e) all Documents evidencing any of the foregoing.

“Investment Property” means any “investment property” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and in any event, shall include without limitation all shares of stock and other equity, partnership or membership interests constituting securities, of the Domestic Subsidiaries of such Debtor from time to time owned or acquired by such Debtor in any manner (including, without limitation, the Pledged Shares), and the certificates and all dividends, cash, instruments, rights and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such shares, but excluding any shares of stock or other equity, partnership or membership interests in any Foreign Subsidiaries of such Debtor.

“Patent Collateral” shall mean all Patents and Patent Licenses of the Debtors.

“Patent Licenses” shall mean all license agreements with any other Person in connection with any of the Patents or such other Person’s patents, whether a Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 1.1 hereto and made a part hereof, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Patents” shall mean all letters patent, patent applications and patentable inventions, including, without limitation, all patents and patent applications identified on Schedule 1.1 attached hereto and made a part hereof, and including without limitation, (a) all inventions and improvements described and claimed therein, and patentable inventions, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (d) all rights corresponding thereto and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto.

“Pledged Shares” means the shares of capital stock or other equity, partnership or membership interests described on Schedule 1.2 attached hereto and incorporated herein by reference, and all other shares of capital stock or other equity, partnership or membership interests (other than in an entity which is a Foreign Subsidiary) acquired by any Debtor after the date hereof.

“Proceeds” means any “proceeds,” as such term is defined in Article or Chapter 9 of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to a Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to a Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting, or purporting to act, for or on behalf of any Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Records” are defined in Section 3.2 of this Agreement.

“Software” means all (i) computer programs and supporting information provided in connection with a transaction relating to the program, and (ii) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded.

“Trademark Collateral” shall mean all Trademarks and Trademark Licenses of the Debtors.

“Trademark Licenses” shall mean all license agreements with any other Person in connection with any of the Trademarks or such other Person’s names or trademarks, whether a Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 1.1 hereto and made a part hereof, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, and to sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Trademarks” shall mean all trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations, and any renewals thereof, including, without limitation, each registration and application identified on Schedule 1.1 attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof) and (c) all rights corresponding thereto and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin.

“UCC” means the Uniform Commercial Code as in effect in the State of California; provided, that if, by applicable law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

ARTICLE 2
Security Interest

Section 2.1            Grant of Security Interest.  As collateral security for the prompt payment and performance in full when due of the Indebtedness (whether at stated maturity, by acceleration or otherwise), each Debtor hereby pledges, assigns, transfers and conveys to the Agent as collateral, and grants the Agent a continuing Lien on and security interest in, all of such Debtor’s right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the “Collateral”):

(a)	all Accounts;

(b)	all Chattel Paper;

(c)	all General Intangibles;

(d)	all Equipment;

(e)	all Inventory;

(f)	all Documents;

(g)	all Instruments;

(h)
all Deposit Accounts and any other cash collateral, deposit or investment accounts, including all cash collateral, deposit or investment accounts established or maintained pursuant to the terms of this Agreement or the other Loan Documents;

(i)	all Computer Records and Software, whether relating to the foregoing Collateral or otherwise, but in the case of such Software, subject to the rights of any non-affiliated licensee of software;

(j)	all Investment Property; and

(k)
the Proceeds, in cash or otherwise, of any of the property described in the foregoing clauses (a) through (j) and all Liens, security, rights, remedies and claims of such Debtor with respect thereto (provided that the grant of a security interest in Proceeds set forth is in this subsection (k) shall not be deemed to give the applicable Debtor any right to dispose of any of the Collateral, except as may otherwise be permitted pursuant to the terms of the Credit Agreement);

provided, however, that “Collateral” shall not include rights under or with respect to any General Intangible, license, permit or authorization to the extent any such General Intangible, license, permit or authorization, by its terms or by law, prohibits the assignment of, or the granting of a Lien over the rights of a grantor thereunder or which would be invalid or unenforceable upon any such assignment or grant (the “Restricted Assets”), provided that (A) the Proceeds of any Restricted Asset shall continue to be deemed to be “Collateral”, and (B) this provision shall not limit the grant of any Lien on or assignment of any Restricted Asset to the extent that the UCC or any other applicable law provides that such grant of Lien or assignment is effective irrespective of any prohibitions to such grant provided in any Restricted Asset (or the underlying documents related thereto); provided, further, however, that “Collateral” shall not include any “intent-to-use” application for registration of a Trademark filed pursuant to applicable law, prior to the filing of a “Statement of Use” pursuant to applicable law or an “Amendment to Allege Use” pursuant to applicable law with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of, or render void or result in the cancellation of, any registration issued as a result of such intent-to-use application under applicable law.  Concurrently with any such Restricted Asset being entered into or arising after the date hereof, the applicable Debtor shall be obligated to obtain any waiver or consent (in form and substance acceptable to the Agent) necessary to allow such Restricted Asset to constitute Collateral hereunder if the failure of such Debtor to have such Restricted Asset would have a Material Adverse Effect.

Section 2.2            Debtors Remain Liable.  Notwithstanding anything to the contrary contained herein, (a) the Debtors shall remain liable under the contracts, agreements, documents and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent or any Lender of any of their respective rights or remedies hereunder shall not release the Debtors from any of their duties or obligations under the contracts, agreements, documents and instruments included in the Collateral, and (c) neither the Agent nor any of the Lenders shall have any indebtedness, liability or obligation (by assumption or otherwise) under any of the contracts, agreements, documents and instruments included in the Collateral by reason of this Agreement, and none of them shall be obligated to perform any of the obligations or duties of the Debtors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

ARTICLE 3
Representations and Warranties

To induce the Agent to enter into this Agreement and the Agent and the Lenders to enter into the Credit Agreement, each Debtor represents and warrants to the Agent and to each Lender as follows, each such representation and warranty being a continuing representation and warranty, surviving until termination of this Agreement in accordance with the provisions of Section 7.12 of this Agreement:

Section 3.1            Title.  Such Debtor is, and with respect to Collateral acquired after the date hereof such Debtor will be, the legal and beneficial owner of the Collateral free and clear of any Lien or other encumbrance, except for the Permitted Liens, provided that, other than the Lien established under this Agreement, no Lien on any Pledged Shares shall constitute a Permitted Lien.

Section 3.2            Change in Form or Jurisdiction; Successor by Merger; Location of Books and Records.  As of the date hereof, each Debtor (a) is duly organized and validly existing as a corporation (or other business organization) under the laws of its jurisdiction of organization; (b) is formed in the jurisdiction of organization and has the registration number and tax identification number set forth on Schedule 3.2 attached hereto; (c) has not changed its respective corporate form or its jurisdiction of organization at any time during the five years immediately prior to the date hereof, except as set forth on such Schedule 3.2; (d) except as set forth on such Schedule 3.2 attached hereto, no Debtor has, at any time during the five years immediately prior to the date hereof, become the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise of any other Person, and (e) keeps true and accurate books and records regarding the Collateral (the “Records”) in the office indicated on such Schedule 3.2.

Section 3.3            Representations and Warranties Regarding Certain Types of Collateral.

(a)
Location of Inventory and Equipment.  As of the date hereof, (i) all Inventory (except Inventory in transit) and Equipment (except trailers, rolling stock, vessels, aircraft and Vehicles) of each Debtor are located at the places specified on Schedule 3.3(a) attached hereto, (ii) the name and address of the landlord leasing any location to any Debtor is identified on such Schedule 3.3(a), and (iii) the name of and address of each bailee or warehouseman which holds any Collateral and the location of such Collateral is identified on such Schedule 3.3(a).

(b)
Account Information.  As of the date hereof, all Deposit Accounts, cash collateral account or investment accounts of each Debtor (except for those Deposit Accounts located with the Agent) are located at the banks specified on Schedule 3.3(b) attached hereto which Schedule sets forth the true and correct name of each bank where such accounts are located, such bank’s address, the type of account and the account number.

(c)
Documents.  As of the date hereof, except as set forth on Schedule 3.3(c), none of the Inventory or Equipment of such Debtor (other than trailers, rolling stock, vessels, aircraft and Vehicles) is evidenced by a Document (including, without limitation, a negotiable document of title).

(d)
Intellectual Property.  Set forth on Schedule 1.1 (the same may be amended from time to time) is a true and correct list of the registered Patents, Patent Licenses, registered Trademarks, Trademark Licenses, registered Copyrights and Copyright Licenses owned by the Debtors (including, in the case of the Patents, Trademarks and Copyrights, the applicable name, date of registration (or of application if registration not completed) and application or registration number).

Section 3.4            Pledged Shares.

(a)
Duly Authorized and Validly Issued.  The Pledged Shares that are shares of a corporation have been duly authorized and validly issued and are fully paid and nonassessable, and the Pledged Shares that are membership interests or partnership units (if any) have been validly granted, under the laws of the jurisdiction of organization of the issuers thereof, and, to the extent applicable, are fully paid and nonassessable. No such membership or partnership interests constitute “securities” within the meaning of Article 8 of the UCC, and each Debtor covenants and agrees not to allow any such membership or partnership interest to become “securities” for purposes of Article 8 of the UCC.

(b)
Valid Title; No Liens; No Restrictions.  Each Debtor is the legal and beneficial owner of the Pledged Shares, free and clear of any Lien (other than the Liens created by this Agreement), and such Debtor has not sold, granted any option with respect to, assigned, transferred or otherwise disposed of any of its rights or interest in or to the Pledged Shares.  None of the Pledged Shares are subject to any contractual or other restrictions upon the pledge or other transfer of such Pledged Shares, other than those imposed by securities laws generally.  No issuer of Pledged Shares is party to any agreement granting “control” (as defined in Section 8-106 of the UCC) of such Debtor’s Pledged Shares to any third party.  All such Pledged Shares are held by each Debtor directly and not through any securities intermediary.

(c)
Description of Pledged Shares; Ownership.  The Pledged Shares constitute the percentage of the issued and outstanding shares of stock, partnership units or membership interests of the issuers thereof indicated on Schedule 1.2 (as the same may be amended from time to time) and such Schedule contains a description of all shares of capital stock, membership interests and other equity interests of or in any Subsidiaries owned by such Debtor.

Section 3.5            Intellectual Property.

(a)
Filings and Recordation.  Each Debtor has made all necessary filings and recordations to protect and maintain its interest in the Trademarks, Patents and Copyrights set forth on Schedule 1.1 (as the same may be amended from time to time), including, without limitation, all necessary filings and recordings, and payments of all maintenance fees, in the United States Patent and Trademark Office and United States Copyright Office to the extent such Trademarks, Patents and Copyrights are material to such Debtor’s business. Also set forth on Schedule 1.1 (as the same may be amended from time to time) is a complete and accurate list of all of the material Trademark Licenses, Patent Licenses and Copyright Licenses owned by the Debtors as of the date hereof.

(b)
Trademarks and Trademark Licenses Valid.  (i) Each Trademark of the Debtors set forth on Schedule 1.1 (as the same may be amended from time to time) is subsisting and has not been adjudged invalid, unregisterable or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid, registrable and enforceable, (ii) each of the Trademark Licenses set forth on Schedule 1.1 (as the same may be amended from time to time) is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid and enforceable, and (iii) the Debtors have notified the Agent in writing of all uses of any material item of Trademark Collateral of which any Debtor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable, including unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with such Collateral.

(c)
Patents and Patent Licenses Valid.  (i) Each Patent of the Debtors set forth on Schedule 1.1 (as the same may be amended from time to time) is subsisting and has not been adjudged invalid, unpatentable or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid, patentable and enforceable except as otherwise set forth on Schedule 1.1 (as the same may be amended from time to time), (ii) each of the Patent Licenses set forth on Schedule 1.1 (as the same may be amended from time to time) is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid and enforceable, and (iii) the Debtors have notified the Agent in writing of all uses of any item of Patent Collateral material to any Debtor’s business of which any Debtor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable.

(d)
Copyright and Copyright Licenses Valid.  (i) Each Copyright of the Debtors set forth on Schedule 1.1 (as the same may be amended from time to time) is subsisting and has not been adjudged invalid, uncopyrightable or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid, copyrightable and enforceable, (ii) each of the Copyright Licenses set forth on Schedule 1.1 (as the same may be amended from time to time) is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid and enforceable, and (iii) the Debtors have notified the Agent in writing of all uses of any item of Copyright Collateral material to any Debtor’s business of which any Debtor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable.

(e)
No Assignment.  The Debtors have not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or encumbrance of any of the Intellectual Property Collateral, except with respect to non-exclusive licenses granted in the ordinary course of business or as permitted by this Agreement or the Loan Documents.  No Debtor has granted any license, shop right, release, covenant not to sue, or non-assertion assurance to any Person with respect to any part of the Intellectual Property Collateral, except as set forth on Schedule 1.1 or as otherwise disclosed to the Agent in writing.

(f)
Products Marked.  Each Debtor has marked its products with the trademark registration symbol, copyright notices, the numbers of all appropriate patents, the common law trademark symbol or the designation “patent pending,” as the case may be, to the extent that Debtor, in good faith, believes is reasonably and commercially practicable.

(g)
Other Rights.  Except for the Trademark Licenses, Patent Licenses and Copyright Licenses listed on Schedule 1.1 hereto under which a Debtor is a licensee, no Debtor has knowledge of the existence of any right or any claim (other than as provided by this Agreement) that is likely to be made under or against any item of Intellectual Property Collateral contained on Schedule 1.1 to the extent such claim could reasonably be expected to have a Material Adverse Effect.

(h)
No Claims.  Except as set forth on Schedule 1.1 or as otherwise disclosed to the Agent in writing, no claim has been made and is continuing or, to any Debtor’s knowledge, threatened that the use by any Debtor of any item of Intellectual Property Collateral is invalid or unenforceable or that the use by any Debtor of any Intellectual Property Collateral does or may violate the rights of any Person. To the Debtors’ knowledge, there is no infringement or unauthorized use of any item of Intellectual Property Collateral contained on Schedule 1.1 or as otherwise disclosed to the Agent in writing.

(i)
No Consent.  No consent of any party (other than such Debtor) to any Patent License, Copyright License or Trademark License constituting Intellectual Property Collateral is required, or purports to be required, to be obtained by or on behalf of such Debtor in connection with the execution, delivery and performance of this Agreement that has not been obtained. Each Patent License, Copyright License and Trademark License constituting Intellectual Property Collateral is in full force and effect and constitutes a valid and legally enforceable obligation of the applicable Debtor and (to the knowledge of the Debtors) each other party thereto except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Patent Licenses, Copyright Licenses or Trademark Licenses by any party thereto other than those which have been duly obtained, made or performed and are in full force and effect. Neither the Debtors nor (to the knowledge of any Debtor) any other party to any Patent License, Copyright License or Trademark License constituting Collateral is in default in the performance or observance of any of the terms thereof, except for such defaults as would not reasonably be expected, in the aggregate, to have a material adverse effect on the value of the Intellectual Property Collateral. To the knowledge of such Debtor, the right, title and interest of the applicable Debtor in, to and under each Patent License, Copyright License and Trademark License constituting Intellectual Property Collateral is not subject to any defense, offset, counterclaim or claim.

Section 3.6            Priority.  No financing statement, security agreement or other Lien instrument covering all or any part of the Collateral is on file in any public office with respect to any outstanding obligation of such Debtor except (i) as may have been filed in favor of the Agent pursuant to this Agreement and the other Loan Documents and (ii) financing statements filed to perfect Permitted Liens (which shall not, in any event, grant a Lien over the Pledged Shares).

Section 3.7            Perfection.  Upon (a) the filing of Uniform Commercial Code financing statements in the jurisdictions listed on Schedule 3.7 attached hereto, and (b) the recording of this Agreement in the United States Patent and Trademark Office and the United States Copyright Office, the security interest in favor of the Agent created herein will constitute a valid and perfected Lien upon and security interest in the Collateral which may be created and perfected either under the UCC by filing financing statements or by a filing with the United States Patent and Trademark Office and the United States Copyright Office.

ARTICLE 4
Covenants

Each Debtor covenants and agrees with the Agent, until termination of this Agreement in accordance with the provisions of Section 7.12 hereof, as follows:

Section 4.1            Covenants Regarding Certain Kinds of Collateral.

(a)            Promissory Notes and Tangible Chattel Paper.  If Debtors, now or at any time hereafter, collectively hold or acquire any promissory notes or tangible Chattel Paper for which the principal amount thereof or the obligations evidenced thereunder are, in the aggregate, in excess of $100,000, the applicable Debtors shall promptly notify the Agent in writing thereof and forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time reasonably specify, and cause all such Chattel Paper to bear a legend reasonably acceptable to the Agent indicating that the Agent has a security interest in such Chattel Paper.

(b)            Electronic Chattel Paper and Transferable Records.  If Debtors, now or at any time hereafter, collectively hold or acquire an interest in any electronic Chattel Paper or any “transferable record,” as that term is defined in the federal Electronic Signatures in Global and National Commerce Act, or in the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, worth, in the aggregate, in excess of $100,000, the applicable Debtors shall promptly notify the Agent thereof and, at the request and option of the Agent, shall take such action as the Agent may reasonably request to vest in the Agent control, under Section 9-105 of the UCC, of such electronic chattel paper or control under the federal Electronic Signatures in Global and National Commerce Act, or the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

(c)            Letter-of-Credit Rights.  If Debtors, now or at any time hereafter, collectively are or become beneficiaries under letters of credit, with an aggregate face amount in excess of $100,000, the applicable Debtors shall promptly notify the Agent thereof and, at the request of the Agent, the applicable Debtors shall, pursuant to an agreement in form and substance reasonably satisfactory to the Agent either arrange (i) for the issuer and any confirmer of such letters of credit to consent to an assignment to the Agent of the proceeds of the letters of credit or (ii) for the Agent to become the transferee beneficiary of the letters of credit, together with, in each case, any such other actions as reasonably requested by the Agent to perfect its first priority Lien in such letter of credit rights.  The applicable Debtor shall retain the proceeds of the applicable letters of credit until an Event of Default has occurred and is continuing whereupon the proceeds are to be delivered to the Agent and applied as set forth in the Credit Agreement.

(d)            Commercial Tort Claims.  If Debtors, now or at any time hereafter, collectively hold or acquire any commercial tort claims, which, the reasonably estimated value of which are in aggregate excess of $100,000, the applicable Debtors shall immediately notify the Agent in a writing signed by such Debtors of the particulars thereof and grant to the Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Agent.

(e)            Pledged Shares.  All certificates or instruments representing or evidencing the Pledged Shares or any Debtor’s rights therein shall be delivered to the Agent promptly upon Debtor gaining any rights therein, in suitable form for transfer by delivery or accompanied by duly executed stock powers or instruments of transfer or assignments in blank, all in form and substance reasonably acceptable to the Agent.

(f)            Equipment and Inventory.

(i)
Location.  Each Debtor shall keep the Equipment (other than Vehicles) and Inventory (other than Inventory in transit) which is in such Debtor’s possession or in the possession of any bailee or warehouseman at any of the locations specified on Schedule 3.3(a) attached hereto or as otherwise disclosed in writing to the Agent from time to time, subject to compliance with the other provisions of this Agreement, including subsection (ii) below.

(ii)	Landlord Consents and Bailee’s Waivers. Each Debtor shall provide, as applicable, a bailee’s waiver or landlord consent, as required pursuant to the terms and conditions of the Credit Agreement.

(iii)	Maintenance. Each Debtor shall maintain the Equipment and Inventory in such condition as may be specified by the terms of the Credit Agreement.

(g)            Intellectual Property.

(i)
Trademarks.  Each Debtor agrees to take all necessary steps, including, without limitation, in the United States Patent and Trademark Office or in any court, to (x) defend, enforce, preserve the validity and ownership of, and maintain each Trademark registration and each Trademark License identified on Schedule 1.1 hereto, and (y) pursue each trademark application now or hereafter identified on Schedule 1.1 hereto, including, without limitation, the filing of responses to office actions issued by the United States Patent and Trademark Office, the filing of applications for renewal, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act, and the participation in opposition, cancellation, infringement and misappropriation proceedings, except, in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Each Debtor agrees to take corresponding steps with respect to each new or acquired Trademark registration, Trademark application or any rights obtained under any Trademark License, in each case, which it is now or later becomes entitled, except in each case in which such Debtor has determined, using its commercially reasonable judgment, that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by the Debtors.

(ii)
Patents.  Each Debtor agrees to take all necessary steps, including, without limitation, in the United States Patent and Trademark Office or in any court, to (x) defend, enforce, preserve the validity and ownership of, and maintain each Patent and each Patent License identified on Schedule 1.1 hereto, and (y) pursue each patent application, now or hereafter identified on Schedule 1.1 hereto, including, without limitation, the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, infringement and misappropriation proceedings, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Each Debtor agrees to take corresponding steps with respect to each new or acquired Patent, patent application, or any rights obtained under any Patent License, in each case, which it is now or later becomes entitled, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Any expenses incurred in connection with such activities shall be borne by the Debtors.

(iii)
Copyrights.  Each Debtor agrees to take all necessary steps, including, without limitation, in the United States Copyright Office or in any court, to (x) defend, enforce, and preserve the validity and ownership of each Copyright and each Copyright License identified on Schedule 1.1 hereto, and (y) pursue each Copyright and mask work application, now or hereafter identified on Schedule 1.1 hereto, including, without limitation, the payment of applicable fees, and the participation in infringement and misappropriation proceedings, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Each Debtor agrees to take corresponding steps with respect to each new or acquired Copyright, Copyright and mask work application, or any rights obtained under any Copyright License, in each case, which it is now or later becomes entitled, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Any expenses incurred in connection with such activities shall be borne by the Debtors.

(iv)
No Abandonment.  The Debtors shall not abandon any Trademark, Patent, Copyright or any pending Trademark, Copyright, mask work or Patent application, without the written consent of the Agent, unless the Debtors shall have previously determined, using their commercially reasonable judgment, that such use or the pursuit or maintenance of such Trademark registration, Patent, Copyright registration or pending Trademark, Copyright, mask work or Patent application is not of material economic value to it, in which case, the Debtors shall give notice of any such abandonment to the Agent promptly in writing after the determination to abandon such Intellectual Property Collateral  is made.

(v)
No Infringement.  In the event that a Debtor becomes aware that any item of the Intellectual Property Collateral which such Debtor has determined, using its commercially reasonable judgment, to be material to its business is infringed or misappropriated by a third party, such Debtor shall notify the Agent promptly and in writing, in reasonable detail, and shall take such actions as such Debtor or the Agent deems reasonably appropriate under the circumstances to protect such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities shall be borne by the Debtors. Each Debtor will advise the Agent promptly and in writing, in reasonable detail, of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any material item of the Intellectual Property Collateral.

(h)
Accounts and Contracts.  Each Debtor shall, in accordance with its usual business practices in effect from time to time, endeavor to collect or cause to be collected from each account debtor under its Accounts, as and when due, any and all amounts owing under such Accounts.  So long as no Event of Default has occurred and is continuing and except as otherwise provided in Section 6.3, each Debtor shall have the right to collect and receive payments on its Accounts, and to use and expend the same in its operations in each case in compliance with the terms of the Credit Agreement.

(i)
Vehicles; Aircraft and Vessels.  Notwithstanding any other provision of this Agreement, no Debtor shall be required to make any filings as may be necessary to perfect the Agent’s Lien on its Vehicles, aircraft and vessels, unless (i) an Event of Default has occurred and is continuing, whereupon the Agent may require such filings be made or (ii) such Debtor, either singly, or together with the other Debtors, owns Vehicles, aircraft and vessels (other than Vehicles provided for use by such Debtor’s executive employees) which have a fair market value of at least $100,000, in aggregate amount, whereupon the applicable Debtors shall provide prompt notice to the Agent, and the Agent, at its option, may require the applicable Debtors to execute such agreements and make such filings as may be necessary to perfect the Agent’s Lien for the benefit of the Lenders and ensure the priority thereof on the applicable Vehicles, aircraft and vessels.

(j)
Life Insurance Policies.  If any Debtor, now or any time hereafter, is the beneficiary of a “key man life insurance policy”, it shall promptly notify the Agent thereof, provide the Agent with a true and correct list of the Persons insured, the name and address of the insurance company providing the coverage, the amount of such insurance and the policy number, and, unless otherwise waived by the Agent in writing, take such actions as Agent may deem necessary or the Agent shall deem reasonably desirable to collaterally assign policy to the Agent for the benefit of the Lenders.

(k)	Deposit Accounts. Each Debtor agrees to comply with the terms and conditions set forth in Section 8.14 of the Credit Agreement with respect to the Deposit Accounts of such Debtor.

Section 4.2            Encumbrances.  Each Debtor shall not create, permit or suffer to exist, and shall defend the Collateral against any Lien (other than the Permitted Liens, provided that no Lien, other than the Lien created hereunder, shall exist over the Pledged Shares) or any restriction upon the pledge or other transfer thereof (other than as specifically permitted in the Credit Agreement), and shall defend such Debtor’s title to and other rights in the Collateral and the Agent’s pledge and collateral assignment of and security interest in the Collateral against the claims and demands of all Persons.  Except to the extent permitted by the Credit Agreement or in connection with any release of Collateral under Section 7.13 hereof (but only to the extent of any Collateral so released), such Debtor shall do nothing to impair the rights of the Agent in the Collateral.

Section 4.3            Disposition of Collateral. Except as otherwise permitted under the Credit Agreement, no Debtor shall enter into or consummate any transfer or other disposition of Collateral.

Section 4.4            Insurance.  The Collateral pledged by such Debtor or the Debtors will be insured (to the extent such Collateral is insurable) with insurance coverage in such amounts and of such types as are required by the terms of the Credit Agreement.

Section 4.5            Corporate Changes; Books and Records; Inspection Rights.  (a) Each Debtor shall not change its respective name, identity, corporate structure or jurisdiction of organization, or identification number in any manner that might make any financing statement filed in connection with this Agreement seriously misleading within the meaning of Section 9-506 of the UCC unless such Debtor shall have given the Agent twenty (20) days prior written notice with respect to any change in such Debtor’s corporate structure, jurisdiction of organization, name or identity and shall have taken all action deemed reasonably necessary by the Agent under the circumstances to protect its Liens and the perfection and priority thereof, (b) each Debtor shall keep the Records at the location specified on Schedule 3.2 as the location of such books and records or as otherwise specified in writing to the Agent and (c) the Debtors shall permit the Agent, the Lenders, and their respective agents and representatives to conduct inspections, discussion and audits of the Collateral in accordance with the terms of the Credit Agreement.
___________________________

1	Determine if this conflicts with or is already handled by the terms of the Credit Agreement, including mandatory prepayment sections of the Credit Agreement.

Section 4.6            Notification of Lien; Continuing Disclosure.  (a)  Each Debtor shall promptly notify the Agent in writing of any Lien, encumbrance or claim (other than a Permitted Lien) that has attached to or been made or asserted against any of the Collateral upon becoming aware of the existence of such Lien, encumbrance or claim; and (b) concurrently with delivery of the Covenant Compliance Report for each fiscal year, Debtors shall execute and deliver to the Agent a Collateral Compliance Report in the form attached hereto as Exhibit C.

Section 4.7            Covenants Regarding Pledged Shares

(a)            Voting Rights and Distributions.

(i)	So long as no Event of Default shall have occurred and be continuing (both before and after giving effect to any of the actions or other matters described in clauses (A) or (B) of this subparagraph):

(A)
Each Debtor shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers and ratifications) pertaining to any of the Pledged Shares or any part thereof; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken without the prior written consent of the Agent which would violate any provision of this Agreement or the Credit Agreement; and

(B)
Except as otherwise provided by the Credit Agreement, such Debtor shall be entitled to receive and retain any and all dividends, distributions and interest paid in respect to any of the Pledged Shares.

(ii)	Upon the occurrence and during the continuance of an Event of Default:

(A)
The Agent may, without notice to such Debtor, transfer or register in the name of the Agent or any of its nominees, for the equal and ratable benefit of the Lenders, any or all of the Pledged Shares and the Proceeds thereof (in cash or otherwise) held by the Agent hereunder, and the Agent or its nominee may thereafter, after delivery of notice to such Debtor, exercise all voting and corporate rights at any meeting of any corporation issuing any of the Pledged Shares and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if the Agent were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any and all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation issuing any of such Pledged Shares or upon the exercise by any such issuer or the Agent of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine, all without liability except to account for property actually received by it, but the Agent shall have no duty to exercise any of the aforesaid rights, privileges or options, and the Agent shall not be responsible for any failure to do so or delay in so doing.

(B)
All rights of such Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 4.7(a)(i)(A) and to receive the dividends, interest and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 4.7(a)(i)(B) shall be suspended until such Event of Default shall no longer exist, and all such rights shall, until such Event of Default shall no longer exist, thereupon become vested in the Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive, hold and dispose of as Pledged Shares such dividends, interest and other distributions.

(C)
All dividends, interest and other distributions which are received by such Debtor contrary to the provisions of this Section 4.7(a)(ii) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Debtor and shall be forthwith paid over to the Agent as Collateral in the same form as so received (with any necessary endorsement).

(D)
Each Debtor shall execute and deliver (or cause to be executed and delivered) to the Agent all such proxies and other instruments as the Agent may reasonably request for the purpose of enabling the Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 4.7(a)(ii) and to receive the dividends, interest and other distributions which it is entitled to receive and retain pursuant to this Section 4.7(a)(ii). The foregoing shall not in any way limit the Agent’s power and authority granted pursuant to the other provisions of this Agreement.

(b)            Possession; Reasonable Care.  Regardless of whether a Default or an Event of Default has occurred or is continuing, the Agent shall have the right to hold in its possession all Pledged Shares pledged, assigned or transferred hereunder and from time to time constituting a portion of the Collateral.  The Agent may appoint one or more agents (which in no case shall be a Debtor or an affiliate of a Debtor) to hold physical custody, for the account of the Agent, of any or all of the Collateral.  The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, except, subject to the terms hereof, upon the written instructions of the Lenders.  Following the occurrence and continuance of an Event of Default, the Agent shall be entitled to take ownership of the Collateral in accordance with the UCC.

Section 4.8            New Subsidiaries; Additional Collateral

(a)
With respect to each Person which becomes a Subsidiary of a Debtor subsequent to the date hereof, execute and deliver such joinders or security agreements or other pledge documents as are required by the Credit Agreement, within the time periods set forth therein.

(b)
Each Debtor agrees that, (i) except with the written consent of the Agent, it will not permit any Domestic Subsidiary (whether now existing or formed after the date hereof) to issue to such Debtor or any of such Debtor’s other Subsidiaries any shares of stock, membership interests, partnership units, notes or other securities or instruments (including without limitation the Pledged Shares) in addition to or in substitution for any of the Collateral, unless, concurrently with each issuance thereof, any and all such shares of stock, membership interests, partnership units, notes or instruments are encumbered in favor of the Agent under this Agreement or otherwise (it being understood and agreed that all such shares of stock, membership interests, partnership units, notes or instruments issued to such Debtor shall, without further action by such Debtor or the Agent, be automatically encumbered by this Agreement as Pledged Shares) and (ii) it will promptly following the issuance thereof deliver to the Agent (A) an amendment, duly executed by such Debtor, in substantially the form of Exhibit A hereto in respect of such shares of stock, membership interests, partnership units, notes or instruments issued to Debtor or (B) if reasonably required by the Lenders, a new stock pledge, duly executed by the applicable Debtor, in substantially the form of this Agreement (a “New Pledge”), in respect of such shares of stock, membership interests, partnership units, notes or instruments issued to any Debtor granting to the Agent, for the benefit of the Lenders, a first priority security interest, pledge and Lien thereon, together in each case with all certificates, notes or other instruments representing or evidencing the same, together with such other documentation as the Agent may reasonably request. Such Debtor hereby (x) authorizes the Agent to attach each such amendment to this Agreement, (y) agrees that all such shares of stock, membership interests, partnership units, notes or instruments listed in any such amendment delivered to the Agent shall for all purposes hereunder constitute Pledged Shares, and (z) is deemed to have made, upon the delivery of each such amendment, the representations and warranties contained in Section 3.4 of this Agreement with respect to the Collateral covered thereby.

(c)
With respect to any Intellectual Property Collateral owned, licensed or otherwise acquired by any Debtor after the date hereof, and with respect to any Patent, Trademark or Copyright which is not registered or filed with the U.S. Patent and Trademark Office and/or the U.S. Copyright Office at the time such Collateral is pledged by a Debtor to the Agent pursuant to this Security Agreement, and which is subsequently registered or filed by such Debtor in the appropriate office, such Debtor shall promptly after the acquisition or registration thereof execute or cause to be executed and delivered to the Agent, (i) an amendment, duly executed by such Debtor, in substantially the form of Exhibit A hereto, in respect of such additional or newly registered collateral or (ii) at the Agent’s option, a new security agreement, duly executed by the applicable Debtor, in substantially the form of this Agreement, in respect of such additional or newly registered collateral, granting to the Agent, for the benefit of the Lenders, a first priority security interest, pledge and Lien thereon (subject only to the Permitted Liens), together in each case with all certificates, notes or other instruments representing or evidencing the same, and shall, upon the Agent’s request, execute or cause to be executed any financing statement or other document (including without limitation, filings required by the U.S. Patent and Trademark Office and/or the U.S. Copyright Office in connection with any such additional or newly registered collateral) granting or otherwise evidencing a Lien over such new Intellectual Property Collateral.  Each Debtor hereby (x) authorizes the Agent to attach each amendment to this Agreement, (y) agrees that all such additional collateral listed in any amendment delivered to the Agent shall for all purposes hereunder constitute Collateral, and (z) is deemed to have made, upon the delivery of each such Amendment, the representations and warranties contained in Section 3.3(d) and Section 3.5 of this Agreement with respect to the Collateral covered thereby.

Section 4.9            Further Assurances  (a)  At any time and from time to time, upon the request of the Agent, and at the sole expense of the Debtors, each Debtor shall promptly execute and deliver all such further agreements, documents and instruments and take such further action as the Agent may reasonably deem necessary or appropriate to (i) preserve, ensure the priority, effectiveness and validity of and perfect the Agent’s security interest in and pledge and collateral assignment of the Collateral (including causing the Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition of the Agent’s ability to enforce its security interest in such Collateral), unless such actions are specifically waived under the terms of this Agreement and the other Loan Documents, (ii) carry out the provisions and purposes of this Agreement and (iii) to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.  Except as otherwise expressly permitted by the terms of the Credit Agreement relating to disposition of assets and except for Permitted Liens (except for Pledged Shares, over which the only Lien shall be that Lien established under this Agreement), each Debtor agrees to maintain and preserve the Agent’s security interest in and pledge and collateral assignment of the Collateral hereunder and the priority thereof.

(b)           Each Debtor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (i) indicate any or all of the Collateral upon which the Debtors have granted a Lien, and (ii) provide any other information required by Part 5 of Article 9 of the UCC, including organizational information and in the case of a fixture filing or a filing for Collateral consisting of as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Each Debtor agrees to furnish any such information required by the preceding paragraph to the Agent promptly upon request.

ARTICLE 5
Rights of the Agent

Section 5.1            Power of Attorney.  Each Debtor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of such Debtor or in its own name, to take, after the occurrence and during the continuance of an Event of Default, any and all actions, and to execute any and all documents and instruments which the Agent at any time and from time to time reasonably deems necessary, to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, such Debtor hereby gives the Agent the power and right on behalf of such Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default, without notice to or the consent of such Debtor:

(a)
to demand, sue for, collect or receive, in the name of such Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;

(b)	to pay or discharge taxes, Liens (other than Permitted Liens) or other encumbrances levied or placed on or threatened against the Collateral;

(c)
(i) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Agent or as the Agent shall direct; (ii) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications and notices in connection with accounts and other documents relating to the Collateral; (iv) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action or proceeding brought against such Debtor with respect to any Collateral; (vi) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms as the Agent may determine; (viii) to add or release any guarantor, indorser, surety or other party to any of the Collateral; (ix) to renew, extend or otherwise change the terms and conditions of any of the Collateral; (x) to make, settle, compromise or adjust any claim under or pertaining to any of the Collateral (including claims under any policy of insurance); (xi) subject to any pre-existing rights or licenses, to assign any Patent, Copyright or Trademark constituting Intellectual Property Collateral (along with the goodwill of the business to which any such Patent, Copyright or Trademark pertains), for such term or terms, on such conditions and in such manner, as the Agent shall in its sole discretion determine, and (xii) to sell, transfer, pledge, convey, make any agreement with respect to, or otherwise deal with, any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent’s option and such Debtor’s expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve, maintain, or realize upon the Collateral and the Agent’s security interest therein.

This power of attorney is a power coupled with an interest and shall be irrevocable.  The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so.  This power of attorney is conferred on the Agent solely to protect, preserve, maintain and realize upon its security interest in the Collateral.  The Agent shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any Lien given to secure the Collateral.

Section 5.2            Setoff.  In addition to and not in limitation of any rights of any Lenders under applicable law, the Agent and each Lender shall, upon the occurrence and continuance of an Event of Default, without notice or demand of any kind, have the right to appropriate and apply to the payment of the Indebtedness owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of Debtors then or thereafter on deposit with such Lenders; provided, however, that any such amount so applied by any Lender on any of the Indebtedness owing to it shall be subject to the provisions of the Credit Agreement.

Section 5.3            Assignment by the Agent.  The Agent may at any time assign or otherwise transfer all or any portion of its rights and obligations as Agent under this Agreement and the other Loan Documents (including, without limitation, the Indebtedness) to any other Person, to the extent permitted by, and upon the conditions contained in, the Credit Agreement and such Person shall thereupon become vested with all the benefits and obligations thereof granted to the Agent herein or otherwise.

Section 5.4            Performance by the Agent. If any Debtor shall fail to perform any covenant or agreement contained in this Agreement, the Agent may (but shall not be obligated to) perform or attempt to perform such covenant or agreement on behalf of the Debtors, in which case Agent shall exercise good faith and make diligent efforts to give Debtors prompt prior written notice of such performance or attempted performance.  In such event, the Debtors shall, at the request of the Agent, promptly pay any reasonable amount expended by the Agent in connection with such performance or attempted performance to the Agent, together with interest thereon at the interest rate set forth in the Credit Agreement, from and including the date of such expenditure to but excluding the date such expenditure is paid in full.  Notwithstanding the foregoing, it is expressly agreed that the Agent shall not have any liability or responsibility for the performance (or non-performance) of any obligation of the Debtors under this Agreement.

Section 5.5            Certain Costs and Expenses.  The Debtors shall pay or reimburse the Agent within five (5) Business Days after demand for all reasonable costs and expenses (including reasonable attorney’s and paralegal fees) in accordance with the payment and reimbursement requirements of Borrowers under Section 14.5 of the Credit Agreement.

Section 5.6            Indemnification.  The Debtors shall indemnify, defend and hold the Agent, and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorneys’ and paralegals’ fees) of any kind or nature whatsoever in accordance with the indemnification requirements of Borrowers under Section 14.5 of the Credit Agreement.

ARTICLE 6
Default

Section 6.1            Rights and Remedies.  If an Event of Default shall have occurred and be continuing, the Agent shall have the following rights and remedies subject to the direction and/or consent of the Lenders as required under the Credit Agreement:

(a)
The Agent may exercise any of the rights and remedies set forth in this Agreement (including, without limitation, Article 5 hereof), in the Credit Agreement, or in any other Loan Document, or by applicable law.

(b)
In addition to all other rights and remedies granted to the Agent in this Agreement, the Credit Agreement or by applicable law, the Agent shall have all of the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and the Agent may also, without previous demand or notice except as specified below or in the Credit Agreement, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law.  Without limiting the generality of the foregoing, the Agent may (i) without demand or notice to the Debtors (except as required under the Credit Agreement or applicable law), collect, receive or take possession of the Collateral or any part thereof, and for that purpose the Agent (and/or its Agents, servicers or other independent contractors) may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (ii) sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law.  The Agent and, subject to the terms of the Credit Agreement, each of the Lenders shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right of redemption on the part of the Debtors, which right of redemption is hereby expressly waived and released by the Debtors to the extent permitted by applicable law.  The Agent may require the Debtors to assemble the Collateral and make it available to the Agent at any place designated by the Agent to allow the Agent to take possession or dispose of such Collateral.  The Debtors agree that the Agent shall not be obligated to give more than five (5) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters.  The foregoing shall not require notice if none is required by applicable law.  The Agent shall not be obligated to make any sale of Collateral if, in the exercise of its reasonable discretion, it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given.  The Agent may, without notice or publication (except as required by applicable law), adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  The Debtors shall be liable for all reasonable expenses of retaking, holding, preparing for sale or the like, and all reasonable attorneys’ fees, legal expenses and other costs and expenses incurred by the Agent in connection with the collection of the Indebtedness and the enforcement of the Agent’s rights under this Agreement and the Credit Agreement.  The Debtors shall, to the extent permitted by applicable law, remain liable for any deficiency if the proceeds of any such sale or other disposition of the Collateral (conducted in conformity with this clause (ii) and applicable law) applied to the Indebtedness are insufficient to pay the Indebtedness in full.  The Agent shall apply the proceeds from the sale of the Collateral hereunder against the Indebtedness in such order and manner as provided in the Credit Agreement.

(c)	The Agent may cause any or all of the Collateral held by it to be transferred into the name of the Agent or the name or names of the Agent’s nominee or nominees.

(d)
The Agent may exercise any and all rights and remedies of the Debtors under or in respect of the Collateral, including, without limitation, any and all rights of the Debtors to demand or otherwise require payment of any amount under, or performance of any provision of any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral.

(e)
On any sale of the Collateral, the Agent is hereby authorized to comply with any limitation or restriction with which compliance is necessary (based on a reasoned opinion of the Agent’s counsel) in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.

(f)
The Agent may direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Agent or as the Agent shall direct.

(g)
In the event of any sale, assignment or other disposition of the Intellectual Property Collateral, the goodwill of the business connected with and symbolized by any Collateral subject to such disposition shall be included, and the Debtors shall supply to the Agent or its designee the Debtors’ know-how and expertise related to the Intellectual Property Collateral subject to such disposition, and the Debtors’ notebooks, studies, reports, records, documents and things embodying the same or relating to the inventions, processes or ideas covered by and to the manufacture of any products under or in connection with the Intellectual Property Collateral subject to such disposition.

(h)
For purposes of enabling the Agent to exercise its rights and remedies under this Section 6.1 and enabling the Agent and its successors and assigns to enjoy the full benefits of the Collateral, the Debtors hereby grant to the Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Debtors) to use, assign, license or sublicense any of the Intellectual Property Collateral, Computer Records or Software (including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and all computer programs used for the completion or printout thereof), exercisable upon the occurrence and during the continuance of an Event of Default (and thereafter if Agent succeeds to any of the Collateral pursuant to an enforcement proceeding or voluntary arrangement with Debtor), except as may be prohibited by any licensing agreement relating to such Computer Records or Software.  This license shall also inure to the benefit of all successors, assigns, transferees of and purchasers from the Agent.

Section 6.2            Private Sales.

(a)
In view of the fact that applicable securities laws may impose certain restrictions on the method by which a sale of the Pledged Shares may be effected after an Event of Default, Debtors agree that upon the occurrence and during the continuance of an Event of Default, the Agent may from time to time attempt to sell all or any part of the Pledged Shares by a private sale in the nature of a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are “accredited investors” within the meaning of Regulation D promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and are purchasing for investment only and not for distribution. In so doing, the Agent may solicit offers for the Pledged Shares, or any part thereof, from a limited number of investors who might be interested in purchasing the Pledged Shares. Without limiting the methods or manner of disposition which could be determined to be commercially reasonable, if the Agent hires a firm of regional or national reputation that is engaged in the business of rendering investment banking and brokerage services to solicit such offers and facilitate the sale of the Pledged Shares, then the Agent’s acceptance of the highest offer (including its own offer, or the offer of any of the Lenders at any such sale) obtained through such efforts of such firm shall be deemed to be a commercially reasonable method of disposition of such Pledged Shares.  The Agent shall not be under any obligation to delay a sale of any of the Pledged Shares for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States, under the Securities Act or under any applicable state securities laws, even if such issuer would agree to do so.

(b)
The Debtors further agree to do or cause to be done, to the extent that the Debtors may do so under applicable law, all such other reasonable acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Debtors’ expense.

Section 6.3            Establishment of Cash Collateral Account; and Lock Box.

(a)
Notwithstanding anything to the contrary in this Agreement, in the case of any Event of Default under Section 10.1(i) of the Credit Agreement, immediately following the occurrence thereof, and in the case of any other Event of Default, (w) upon the termination of any commitments to extend credit under the Credit Agreement, (x) upon the acceleration of any Indebtedness arising under the Credit Agreement, (y) at the option of Agent or (z) upon the request of the Majority Lenders after the commencement of any remedies hereunder, there shall be established by each Debtor with the Agent, for the benefit of the Lenders in the name of the Agent, a segregated non-interest bearing cash collateral account (the “Cash Collateral Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Agent and the Lenders; provided, however, that the Cash Collateral Account may be an interest-bearing account with a commercial bank (including Comerica or any other Lender which is a commercial bank) if determined by the Agent, in its reasonable discretion, to be practicable, invested by the Agent in its sole discretion, but without any liability for losses or the failure to achieve any particular rate of return.  Furthermore, in connection with the establishment of a Cash Collateral Account under the first sentence of this Section 6.3 (and on the terms and within the time periods provided thereunder), (i) each Debtor agrees to establish and maintain (and the Agent, acting at the request of the Lenders, may establish and maintain) at Debtor’s sole expense a United States Post Office lock box (the “Lock Box”), to which the Agent shall have exclusive access and control.  Each Debtor expressly authorizes the Agent, from time to time, to remove the contents from the Lock Box for disposition in accordance with this Agreement; and (ii) each Debtor shall notify all account debtors that all payments made to Debtor (a) other than by electronic funds transfer, shall be remitted, for the credit of Debtor, to the Lock Box, and Debtor shall include a like statement on all invoices, and (b) by electronic funds transfer, shall be remitted to the Cash Collateral Account, and Debtor shall include a like statement on all invoices. Each Debtor agrees to execute all documents and authorizations as reasonably required by the Agent to establish and maintain the Lock Box and the Cash Collateral Account.  It is acknowledged by the parties hereto that any lockbox presently maintained or subsequently established by a Debtor with the Agent may be used, subject to the terms hereof, to satisfy the requirements set forth in the first sentence of this Section 6.3.

(b)
Notwithstanding anything to the contrary in this Agreement, in the case of any Event of Default under Section 10.1(i) of the Credit Agreement, immediately following the occurrence thereof, and in the case of any other Event of Default, (w) upon the termination of any commitments to extend credit under the Credit Agreement, (x) upon the acceleration of any Indebtedness arising under the Credit Agreement, (y) at the option of Agent or (z) upon the request of the Majority Lenders after the commencement of any remedies hereunder, any and all cash (including amounts received by electronic funds transfer), checks, drafts and other instruments for the payment of money received by each Debtor at any time, in full or partial payment of any of the Collateral consisting of Accounts or Inventory, shall forthwith upon receipt be transmitted and delivered to the Agent, properly endorsed, where required, so that such items may be collected by the Agent. Any such amounts and other items received by a Debtor shall not be commingled with any other of such Debtor’s funds or property, but will be held separate and apart from such Debtor’s own funds or property, and upon express trust for the benefit of the Agent until delivery is made to the Agent.  All items or amounts which are remitted to a Lock Box or otherwise delivered by or for the benefit of a Debtor to the Agent on account of partial or full payment of, or any other amount payable with respect to, any of the Collateral shall, at the Agent’s option, be applied to any of the Indebtedness, whether then due or not, in the order and manner set forth in the Credit Agreement. No Debtor shall have any right whatsoever to withdraw any funds so deposited. Each Debtor further grants to the Agent a first security interest in and Lien on all funds on deposit in such account. Each Debtor hereby irrevocably authorizes and directs the Agent to endorse all items received for deposit to the Cash Collateral Account, notwithstanding the inclusion on any such item of a restrictive notation, e.g., “paid in full”, “balance of account”, or other restriction.

Section 6.4            Default Under Credit Agreement.  Subject to any applicable notice and cure provisions contained in the Credit Agreement, the occurrence of any Event of Default (as defined in the Credit Agreement), including without limit a breach of any of the provisions of this Agreement, shall be deemed to be an Event of Default under this Agreement.  This Section 6.4 shall not limit the Events of Default set forth in the Credit Agreement.

ARTICLE 7
Miscellaneous

Section 7.1            No Waiver; Cumulative Remedies.  No failure on the part of the Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.  The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

Section 7.2            Successors and Assigns.  Subject to the terms and conditions of the Credit Agreement, this Agreement shall be binding upon and inure to the benefit of the Debtors and the Agent and their respective heirs, successors and assigns, except that the Debtors may not assign any of their rights or obligations under this Agreement without the prior written consent of the Agent.

Section 7.3            AMENDMENT; ENTIRE AGREEMENT.  THIS AGREEMENT AND THE CREDIT AGREEMENT REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.  The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 7.4            Notices.  All notices, requests, consents, approvals, waivers and other communications hereunder shall be in writing (including, by facsimile transmission) and mailed, faxed or delivered to the address or facsimile number specified for notices on signature pages hereto; or, as directed to the Debtors or the Agent, to such other address or number as shall be designated by such party in a written notice to the other. All such notices, requests and communications shall, when sent by overnight delivery, or faxed, be effective when delivered for overnight (next business day) delivery, or transmitted in legible form by facsimile machine (with electronic confirmation of receipt), respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if otherwise delivered, upon delivery; except that notices to the Agent shall not be effective until actually received by the Agent.

Section 7.5            GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

(a)            THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAWS.

(b)            THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  DEBTORS AND AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 7.5.

Section 7.6            Headings.  The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 7.7            Survival of Representations and Warranties.  All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Agent shall affect the representations and warranties or the right of the Agent or the Lenders to rely upon them.

Section 7.8            Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 7.9            Waiver of Bond.  In the event the Agent seeks to take possession of any or all of the Collateral by judicial process, the Debtors hereby irrevocably waive any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

Section 7.10          Severability.  Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.11          Construction.  Each Debtor and the Agent acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Debtors and the Agent.

Section 7.12          Termination.  If all of the Indebtedness (other than contingent liabilities pursuant to any indemnity, including without limitation Section 5.5 and Section 5.6 hereof, for claims which have not been asserted, or which have not yet accrued) shall have been paid and performed in full (in cash) and all commitments to extend credit or other credit accommodations under the Credit Agreement have been terminated, the Agent shall, upon the written request of the Debtors, execute and deliver to the Debtors a proper instrument or instruments acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to the Debtors (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Agent and has not previously been sold or otherwise applied pursuant to this Agreement; provided, however, that, the effectiveness of this Agreement shall continue or be reinstated, as the case may be, in the event that any payment received or credit given by the Agent or the Lenders, or any of them, is returned, disgorged, rescinded or required to be recontributed to any party as an avoidable preference, impermissible setoff, fraudulent conveyance, restoration of capital or otherwise under any applicable state, federal, or local law of any jurisdiction, including laws pertaining to bankruptcy or insolvency, and this Agreement shall thereafter be enforceable against the Debtors as if such returned, disgorged, recontributed or rescinded payment or credit has not been received or given by the Agent or the Lenders, and whether or not the Agent or any Lender relied upon such payment or credit or changed its position as a consequence thereof.

Section 7.13         Release of Collateral. The Agent shall, upon the written request of the Debtors, execute and deliver to the Debtors a proper instrument or instruments acknowledging the release of the security interest and Liens established hereby on any Collateral (other than the Pledged Shares): (a) if the sale or other disposition of such Collateral is permitted under the terms of the Credit Agreement, (b) if the sale or other disposition of such Collateral is not permitted under the terms of the Credit Agreement, provided that the requisite Lenders under the Credit Agreement shall have consented to such sale or disposition in accordance with the terms thereof, or (c) if such release has been approved by the requisite Lenders in accordance with the Credit Agreement.

Section 7.14          WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY LAW, DEBTORS AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  DEBTORS AND AGENT REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(A)           Judicial Reference.

(i)             The parties prefer that any dispute between them be resolved in litigation subject to a Jury Trial Waiver as set forth in this Agreement (“Jury Trial Waiver”), but the Jury Trial Waiver may not be enforceable under certain circumstances.  In the event the Jury Trial Waiver is not enforceable, the parties elect to proceed under this Reference Provision.

(ii)            Other than (i) nonjudicial foreclosure of security interests in real or personal property and self-help remedies, (ii) the appointment of a receiver or (iii) the exercise of other provisional remedies (any of which may be initiated pursuant to applicable law), any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement, will be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding.  Except as otherwise provided in this Agreement, the Notes or the other Loan Documents, venue for the reference proceeding will be in the Superior Court or Federal District Court in the County or District where venue is otherwise appropriate under applicable law (the “Court”).

(iii)           The referee shall be a retired Judge or Justice selected by mutual written agreement of the parties.  If the parties do not agree, the referee shall be selected by the Presiding Judge of the Court (or his or her representative).  A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted.  The referee shall be appointed to sit with all the powers provided by law.  Each party shall have one peremptory challenge pursuant to CCP §170.6.  Pending appointment of the referee, the Court has power to issue temporary or provisional remedies.

(iv)           The parties agree that time is of the essence in conducting the reference proceedings.  Accordingly, the referee shall be requested to (a) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (b) if practicable, try all issues of law or fact within ninety (90) days after the date of the conference and (c) report a statement of decision within twenty (20) days after the matter has been submitted for decision.  Any decision rendered by the referee will be final, binding and conclusive, and judgment shall be entered pursuant to CCP §644.

(v)            The referee will have power to expand or limit the amount and duration of discovery.  The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever.  Unless otherwise ordered, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service.  All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

(vii)          Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding.  All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript.  The party making such a request shall have the obligation to arrange for and pay the court reporter.  Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

(viii)         The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California.  The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding.  The referee shall be empowered to enter equitable as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication .  The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference.  The referee’s decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court.  The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee.  The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(ix)           If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration.  The arbitration will be conducted by a retired judge or Justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time.  The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

(x)            THE PARTIES RECOGNIZE AND AGREE THAT ALL DISPUTES RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY, AND THAT THEY ARE IN EFFECT WAIVING THEIR RIGHT TO TRIAL BY JURY IN AGREEING TO THIS REFERENCE PROVISION.  AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY DISPUTE BETWEEN THEM WHICH ARISES OUT OF OR IS RELATED TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS.

Section 7.15          Consistent Application.  The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Credit Agreement or the other Loan Documents.  In the event that any provision of this Agreement shall be inconsistent with any provision of the Credit Agreement, such provision of the Credit Agreement shall govern.

Section 7.16          Amendment and Restatement; Continuing Lien.  This Agreement amends, restates and continues the liens granted under and pursuant to the Prior Collateral Documents.  The security interest granted under this Security Agreement shall be a continuing security interest in every respect (whether or not the outstanding balance of the Indebtedness is from time to time temporarily reduced to zero) and the Agent’s security interest in the Collateral as granted herein shall continue in full force and effect for the entire duration that the Credit Agreement remains in effect and until all of the Indebtedness are repaid and discharged in full, and no commitment (whether optional or obligatory) to extend any credit under the Credit Agreement remain outstanding.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

DEBTORS:

NATIONAL TECHNICAL SYSTEMS, INC.

By:	/s/ Raffy Lorentzian
Name: Raffy Lorentzian
Title: Chief Financial Officer
Address for Notices:
24007 Ventura Boulevard, Suite 200
Calabasas, California 91302
Fax No.: (818) 591-0899
Telephone No.: (818) 591-0776
Attention: Raffy Lorentzian

NTS TECHNICAL SYSTEMS

By:	/s/ Raffy Lorentzian
Name: Raffy Lorentzian
Title: Chief Financial Officer
Address for Notices:
24007 Ventura Boulevard, Suite 200
Calabasas, California 91302
Fax No.: (818) 591-0899
Telephone No.: (818) 591-0776
Attention: Raffy Lorentzian

APPROVED ENGINEERING TEST LABORATORIES. INC.

By:	/s/ Raffy Lorentzian
Name: Raffy Lorentzian
Title: Chief Financial Officer
Address for Notices:
24007 Ventura Boulevard, Suite 200
Calabasas, California 91302
Fax No.: (818) 591-0899
Telephone No.: (818) 591-0776
Attention: Raffy Lorentzian

Signature Page to Security Agreement
(1038405)

NTS ENGINEERING SERVICES, INC. (f/k/a XXCAL, Inc.)

By:	/s/ Raffy Lorentzian
Name: Raffy Lorentzian
Title: Chief Financial Officer
Address for Notices:
24007 Ventura Boulevard, Suite 200
Calabasas, California 91302
Fax No.: (818) 591-0899
Telephone No.: (818) 591-0776
Attention: Raffy Lorentzian

ETCR, INC.

By:	/s/ Raffy Lorentzian
Name: Raffy Lorentzian
Title: Chief Financial Officer
Address for Notices:
24007 Ventura Boulevard, Suite 200
Calabasas, California 91302
Fax No.: (818) 591-0899
Telephone No.: (818) 591-0776
Attention: Raffy Lorentzian

PHASE SEVEN LABORATORIES, INC.

By:	/s/ Raffy Lorentzian
Name: Raffy Lorentzian
Title: Chief Financial Officer
Address for Notices:
24007 Ventura Boulevard, Suite 200
Calabasas, California 91302
Fax No.: (818) 591-0899
Telephone No.: (818) 591 -0776
Attention: Raffy Lorentzian

Signature Page to Security Agreement
(1038405)

ELLIOTT LABORATORIES, LLC

By:	/s/ Raffy Lorentzian
Name: Raffy Lorentzian
Title: Chief Financial Officer
Address for Notices:
24007 Ventura Boulevard, Suite 200
Calabasas, California 91302
Fax No.: (818) 591-0899
Telephone No.: (818) 591-0776
Attention: Raffy Lorentzian

ACTON ENVIRONMENTAL TESTING CORPORATION

By:	/s/ Raffy Lorentzian
Name: Raffy Lorentzian
Title: Chief Financial Officer
Address for Notices:
24007 Ventura Boulevard, Suite 200
Calabasas, California 91302
Fax No.: (818) 591-0899
Telephone No.: (818) 591-0776
Attention: Rally Lorentzian

UNITED STATES TEST LABORATORY, L.L.C.

By:	/s/ Raffy Lorentzian
Name: Raffy Lorentzian
Title: Chief Financial Officer
Address for Notices:
24007 Ventura Boulevard, Suite 200
Calabasas, California 91302
Fax No.: (818) 591-0899
Telephone No.: (818) 591-0776
Attention: Raffy Lorentzian

Signature Page to Security Agreement
(1038405)

AGENT:

COMERICA BANK, as Agent

By:	/s/ Vahe Medzoyan
Name: Vahe Medzoyan
Title: Vice President
Address for Notices:
500 Woodward Avenue
Detroit, Michigan 48226
Fax No.: (313) 222-9434
Telephone No.: (313) 2224280
Attention: Corporate Finance

Copy to:
15303 Ventura Boulevard, Suite 100
Sherman Oaks, California 91403
Fax No.: (818) 379-2902
Telephone No.: (818) 379-2937
Attention: Vahe Medzoyan

Signature Page to Security Agreement
(1038405)

EXHIBIT A
TO
SECURITY AGREEMENT

FORM OF AMENDMENT

This Amendment, dated________________, 20__, is delivered pursuant to Section 4.8[(b)/(c)] of the Security Agreement referred to below.  The undersigned hereby agrees that this Amendment may be attached to the Amended and Restated Security Agreement dated as of November 10, 2010, between the undersigned and Comerica Bank, as the Agent for the benefit of the Lenders referred to therein (the “Security Agreement”), and (a) [that the intellectual property listed on Schedule A]/[that the shares of stock, membership interests, partnership units, notes or other instruments listed on Schedule A] annexed hereto shall be and become part of the Collateral referred to in the Security Agreement and shall secure payment and performance of all Indebtedness as provided in the Security Agreement and (b) that Schedule A shall be deemed to amend [Schedule 1.2/Schedule 1.1] by supplementing the information provided on such Schedule with the information set forth on Schedule A.

Capitalized terms used herein but not defined herein shall have the meanings therefor provided in the Security Agreement.

By:
Name:
Title

COMERICA BANK, as Agent

By:
Name:
Title

EXHIBIT B

JOINDER AGREEMENT
(Security Agreement)

THIS JOINDER AGREEMENT (the “Joinder Agreement”) is dated as of ______________, ____ by ______________, a _________ (“New Debtor”).

WHEREAS, pursuant to Section 8.13 of that certain Amended and Restated Credit Agreement dated as of November 10, 2010 (as amended or otherwise modified from time to time, the “Credit Agreement”) by and among National Technical Systems, Inc. and its Subsidiaries party thereto (collectively, the “Borrowers”), the financial institutions signatory thereto from time to time (the “Lenders”) and Comerica Bank, as Agent for the Lenders (in such capacity, “Agent”), the New Debtor is required to execute and deliver a joinder agreement to the Security Agreement.

WHEREAS, in order to comply with the Credit Agreement, New Debtor executes and delivers this Joinder Agreement in accordance therewith.

NOW THEREFORE, as a further inducement to Lenders to continue to provide credit accommodations to the Borrowers, New Debtor hereby covenants and agrees as follows:

A.            All capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless expressly defined to the contrary.

B.             New Debtor hereby enters into this Joinder Agreement in order to comply with Section 8.13 of the Credit Agreement and does so in consideration of the Advances made or to be made from time to time under the Credit Agreement and the other Loan Documents.

C.             Schedule [insert appropriate Schedule] attached to this Joinder Agreement is intended to supplement Schedule [insert appropriate Schedule] of the Security Agreement with the respective information applicable to New Debtor.

D.             New Debtor shall be considered, and deemed to be, for all purposes of the Credit Agreement, the Security Agreement and the other Loan Documents, a Debtor under the Security Agreement as fully as though New Debtor had executed and delivered the Security Agreement at the time originally executed and delivered under the Credit Agreement and hereby ratifies and confirms its obligations under the Security Agreement, all in accordance with the terms thereof and shall be deemed to have made each representation and warranty set forth in the Security Agreement.

E.              No Default or Event of Default (each such term being defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement.

F.              This Joinder Agreement shall be governed by the laws of the State of California without giving effect to its principles of conflicts of laws and shall be binding upon New Debtor and its successors and assigns.

IN WITNESS WHEREOF, the undersigned New Debtor has executed and delivered this Joinder Agreement as of __________________, _____.

[NEW DEBTOR]

By:

Its:

Accepted:

COMERICA BANK, as Agent

By:

Its:

EXHIBIT C

FORM OF COLLATERAL COMPLIANCE CERTIFICATE

To:           Comerica Bank as Agent (the “Agent”) and the Lenders

Re:           Amended and Restated Security Agreement dated as of November 10, 2010 by and among National Technical Systems, Inc. and its Subsidiaries party thereto (each a “Debtor” and collectively, the “Debtors”) and Agent, (as the same may be amended, restated or otherwise modified from time to time, the “Security Agreement”; capitalized terms not otherwise defined herein shall have the meanings set forth in the Security Agreement).

 Reference is made to Section 4.6 of the Security Agreement.  The undersigned hereby represents and warrants to Agent and the Lenders, in consideration of the loans extended to Borrowers, as follows:

1.             Locations.  No Debtor has any leased or owned location, or any Collateral located with a warehousemen or bailee, which has not been previously disclosed in writing to Agent, or is not set forth on Schedule 1 attached hereto, which sets forth the information required by Section 3.3(a)(ii) and Section 3.3(a)(iii) of the Security Agreement, as applicable, for all previously undisclosed locations.

2.             Deposit Accounts.  No Debtor has any Deposit Accounts, cash collateral accounts or investment accounts (other than with Agent) which have not been previously disclosed in writing to Agent, or are not set forth on Schedule 2 attached hereto, which sets forth the information required by Section 3.3(b) of the Security Agreement as to each previously undisclosed account.

3.             Intellectual Property.  No Debtor has any registered Patents, Patent Licenses, registered Trademarks, Trademark Licenses, registered Copyrights and Copyright Licenses which have not been previously disclosed in writing to Agent, or are not set forth on Schedule 3 attached hereto, which sets forth the information required by Section 3.3(d) of the Security Agreement for such previously undisclosed Intellectual Property Collateral.

4.             Pledged Shares.  None of the Debtors, singly or collectively, hold any Pledged Shares which have not been previously disclosed to Agent in writing except as set forth on Schedule 4 attached hereto, which sets forth the information required by Section 3.4(c) of the Security Agreement for such previously undisclosed Pledged Shares.

5.             Promissory Notes; Tangible Chattel Paper.  None of the Debtors, singly or collectively, have promissory notes or tangible Chattel Paper for which the principal amount or obligations evidenced thereunder are, in aggregate, in excess of $100,000 which promissory notes and/or Chattel Paper have not been previously disclosed to Agent in writing, assigned and delivered to Agent in accordance with Section 4.1(a) of the Security Agreement, except as set forth on Schedule 5 attached hereto.

6.             Electronic Chattel Paper.  None of the Debtors, singly or collectively, have electronic Chattel Paper or any “transferable record” evidencing obligations, in the aggregate, in excess of $100,000, which have not previously been disclosed to Agent in writing, and over which Agent has not been granted control in accordance with Section 4.1(b) of the Security Agreement, except as set forth on Schedule 6 attached hereto.

7.             Letters of Credit.  None of the Debtors, singly or collectively, are beneficiaries under letters of credit, with an aggregate face amount in excess of $100,000, which have not previously been disclosed to Agent in writing, and over which Agent has not been granted a Lien in compliance with the terms of Section 4.1(c) of the Security Agreement, except as set forth on Schedule 7 attached hereto.

8.             Commercial Tort Claims.  None of the Debtors, singly or collectively, have any commercial tort claims which, in the aggregate, are reasonably estimated to have a value in excess of $100,000, which claims have not previously been disclosed to Agent in writing and over which Agent has not been granted a Lien in compliance with Section 4.1(d) of the Security Agreement, except as set forth on Schedule 8 attached hereto.

9.             Vehicles, Aircraft and Vessels.  None of the Debtors, singly or collectively, own Vehicles (other than Vehicles used by executive employees), aircraft or vessels with a fair market value in excess of $100,000, which have not been previously disclosed in writing to Agent, except as set forth on Schedule 9 attached hereto.

10.           Life Insurance.  None of the Debtors are beneficiaries of any key man life insurance policies which have not been previously disclosed in writing to Agent, except as set forth on Schedule 10 attached hereto.

IN WITNESS WHEREOF, the undersigned have executed this Collateral Compliance Report, as of this ____ day of ________, __________.

[DEBTORS]

By:

Its:

Schedule 1.1
Intellectual Property

Patents
Debtor	Title of Patent	Patent Number / (Application Number)	Issue Date / (Filing Date)
None

Patent Licenses
Debtor	Description of Patent License	Patent Number of Underlying Patent	Name of Licensor / Licensee
None

	Trademarks
Debtor	Trademark	Serial Number	Filing Date	Registration Number	Registration Date
National Technical Systems, Inc.	SMART SOLUTIONS TO TOUGH CHALLENGES	77-919869	1/25/2010
Elliott Laboratories, LLC	SIMPLIFYING THE WORLD OF COMPLIANCE	78-454970	7/22/2004	3265746	7/17/2007
Elliott Laboratories, LLC	ELLIOTT	76-500884	3/24/2003	2824724	3/23/2004
Elliott Laboratories, LLC	E (stylized letters)	76-500850	3/21/2003	2833984	4/20/2004
National Technical Systems, Inc.	NTS (stylized letters)	76-446472	9/3/2002	2729044	6/24/2003
National Technical Systems, Inc.	NTS (words and design)	76-445945	9/3/2002	2771233	10/7/2003
National Technical Systems, Inc.	NEBS NTS CERTIFIED	76-142040	10/6/2000	2714124	5/6/2003
National Technical Systems, Inc.	NTS -XXCAL	75-706533	5/14/1999	2374902	8/8/2000
National Technical Systems, Inc.	NTS (words and design)	75-462550	4/6/1998	2530147	1/15/2002
National Technical Systems, Inc.	NTS (stylized letters)	73-314162	6/10/1981	1199986	6/29/1982
National Technical Systems, Inc.	SMART SOLUTIONS FOR TOUGH CHALLENGES	77-902301	12/29/2009

Trademark Licenses

Debtor	Description of Trademark License	Registration Number of Underlying Trademark	Name of Licensor / Licensee
None

Copyrights
Debtor	Title of Work	Registration Number (if any)	Registration Date (if any)
Acton Environmental Testing Corporation	AEVIBES	TXu000104268	5/12/1982
Elliott Laboratories, LLC	Billing rates	TX0004685122	12/8/1997
NTS Engineering Services, Inc.	"E-services" test lab white paper	TX0006107592	3/15/2005
NTS Engineering Services, Inc.	Firewall hardware/software test lab compatibility & functionality test outline	TX0006145322	3/11/2005
NTS Engineering Services, Inc.	IEEE-1394/firewire peripheral test lab compatibility & functionality test outline	TX0006145320	3/11/2005
NTS Engineering Services, Inc.	Music sequencer application test lab compatibility & functionality test outline	TX0006145318	3/11/2005
National Technical Systems, Inc.	National Technical Systems look & feel test outline	TX0006121378	2/9/2005
NTS Engineering Services, Inc.	Network switch peripheral test lab compatibility & functionality test outline	TX0006145771	3/11/2005
NTS Engineering Services, Inc.	NTS testing labs: Enterprise web server test lab : benchmark test outline, revision 1.0	TX0006140372	3/11/2005
NTS Engineering Services, Inc.	NTS testing labs: Home phoneline networking alliance (HPNA) peripheral test lab compatibility & functionality test outline, revision 1.0	TX0006140373	3/11/2005
NTS Engineering Services, Inc.	NTS testing labs: Internet appliance test lab compatibility & functionality test outline, revision 1.0	TX0006140374	3/11/2005
NTS Engineering Services, Inc.	NTS testing labs music notation application test lab compatibility & functionality test outline	TX0006142134	3/11/2005

NTS Engineering Services, Inc.	NTS testing labs video streaming test lab compatibility & functionality test outline	TX0006142135	3/11/2005
NTS Engineering Services, Inc.	Univeral serial bus (USB) test lab compatibility & functionality test outline	TX0006145319	3/11/2005
NTS Engineering Services, Inc.	Voice over IP (VoIP) product test lab compatibility & functionality test outline	TX0006145313	3/11/2005
NTS Engineering Services, Inc.	Wireless/802.1lb. Peripheral test lab compatibility & functionality test outline	TX0006107593	3/15/2005
NTS Engineering Services, Inc.	Teleconferencing product test lab compatibility & functionality test outline	TX0006145321	3/11/2005

Copyright Licenses
Debtor	Description of Copyright License	Registration Number (if any) of Underlying Copyright	Name of Licensor / Licensee
None

Schedule 1.2
Pledged Shares

Legal Name	Number of shares issued and outstanding	Holder of shares
NTS Technical Systems	5,985,000	National Technical Systems, Inc.
Acton Environmental Testing Corporation	200	NTS Technical Systems
Approved Engineering Test Laboratories, Inc.	1,000	NTS Technical Systems
ETCR, Inc.	213	NTS Technical Systems
NTS Engineering Services, Inc.	967,280	National Technical Systems, Inc.
Phase Seven Laboratories, Inc.	1,264	NTS Technical Systems
United States Test Laboratory, L.L.C.	n/a	NTS Technical Systems
Elliott Laboratories, LLC	n/a	NTS Technical Systems
AETL Testing Inc.	65	National Technical Systems, Inc.

Schedule 3.2
Debtor Information

Legal Name	Jurisdiction of Organization	Organization identification number	Tax identification number	Location of books and records	Type of Organization	Changes to Company's corporate form or jurisdiction of organization in last 5 years
National Technical Systems, Inc.	CA	C1784693	95-4134955	24007 Ventura Blvd., Ste 200 Calabasas, CA 91302	C-Corp
NTS Technical Systems	CA	C0539689	95-2780647	24007 Ventura Blvd., Ste 200 Calabasas, CA 91302	C-Corp
Acton Environmental Testing Corporation	MA	042398305	04-2398305	24007 Ventura Blvd., Ste 200 Calabasas, CA 91302	C-Corp
Approved Engineering Test Laboratories, Inc.	CA	C0791092	95-3248992	24007 Ventura Blvd., Ste 200 Calabasas, CA 91302	C-Corp
ETCR, Inc.	CA	C0638590	95-2746869	24007 Ventura Blvd., Ste 200 Calabasas, CA 91302	C-Corp
NTS Engineering Services, Inc.	CA	C0793749	95-3112285	24007 Ventura Blvd., Ste 200 Calabasas, CA 91302	C-Corp
Phase Seven Laboratories, Inc.	CA	C2411491	33-1001352	24007 Ventura Blvd., Ste 200 Calabasas, CA 91302	C-Corp
United States Test Laboratory, L.L.C.	KS	2564805	48-1196290	24007 Ventura Blvd., Ste 200 Calabasas, CA 91302	LLC
Elliott Laboratories, LLC	CA	200812110117	26-2744194	24007 Ventura Blvd., Ste 200 Calabasas, CA 91302	LLC	Acquired company in June 2008. Prior to acquisition, company was a Corporation.

Schedule 3.3 (a)
Inventory and Equipment

Legal Name	Locations of inventory and equipment	City and State	Landlord Name	Landlord Address	Landlord City, State and Zipcode

NTS Technical Systems	24007 Ventura Blvd., Suite 200	Calabasas, CA	Northpark Associates	23945 Calabasas Road	Calabasas, CA 91302
NTS Technical Systems	5320 West 104th Street	Los Angeles, CA	AMB US Logistics Fund LP	PO Box 6156	Hicksville, NY 11802
NTS Technical Systems	501 Sally Place	Fullerton, CA	Alliance Properties, LLC	27875 Elk Mountain Dr.	Yorba Linda, CA 92887
NTS Technical Systems	535 Sally Place	Fullerton , CA	Minh Son	Thunderbolt Manufacturing, 1185 N. Van Horne Way	Anaheim, CA 92806
NTS Technical Systems	1534 E. Valencia Drive	Fullerton, CA	JCC Califonia Properties, LLC	File 50755	Los Angeles, CA 90074
NTS Technical Systems	1155 W. 23rd Street	Tempe, AZ	Zimmerman Properites, Inc.	2150 E. Highland Suite 207	Phoenix, AZ 85016
NTS Technical Systems	1701 East Plano Parkway, Suite 150	Plano, TX	Northwestern Mutual c/o Bradford Companies	9400 N. Central Expy #500	Dallas, TX 75231
NTS Technical Systems	12601 Southfield Road	Detroit, MI	Hagar Pacific Properties	PO BOX 31-0737	Detroit, MI 48231
NTS Technical Systems	Highway 274, Building K5	Camden, AR	Highland Industrial Park	PO Box 3108	East Camden, AR 71711
NTS Technical Systems	126 Washington	Camden, AR	Jordan Agency	PO Box 962	Camden, AR 71711
NTS Technical Systems	700 N. Fairfax Street	Alexandria, VA	Simpson Properties	PO Box 430	Alexandria, VA 22313
NTS Technical Systems	34052 La Plaza, Suite 205	Dana Point, CA	Bettye Trowbridge Vaughen 2000 Revocable Trust	26302 La Paz Ste 215	Mission Viejo, CA 92691
Acton Environmental Testing Corporation	36 Gilbert Street South	Tinton Falls, NJ	36 Gilbert St. South, LLC C/O Katrin A Heidelmeier, Brooks Von Arx	777 River Rd PO Box 271	Fair Haven, NJ 07704
Acton Environmental Testing Corporation	1120 Realty Trust	Boxborough, MA	1120 Mass Ave Realty Trust	1120 Mass Ave	Boxborough, MA 01719
Acton Environmental Testing Corporation	1146 Massachusetts Ave.	Boxborough, MA	ETCR, Inc.	1146 Massachusetts Ave.	Boxborough, MA
NTS Technical Systems	3915 Sunnymeade Road	Rustburg, VA	Wanda Bunnell	6080 Campbell Highway	Lynchburg, VA 24501
NTS Technical Systems	7447 W. 33rd Street North	Wichita, KS	TCK, LLC	8221 Meadow Pass Ct.	Wichita, KS 67205
NTS Technical Systems	5200A Pasadena Ave. NE, Suite A	Albuquerque, NM	Mechenbier Construction	8500 Washington St., NE Suite A-6	Albuquerque, NM 87113
Elliott Laboratories, LLC.	40999 Boyce Road	Fremont, CA	Catellus	PO Box 60000, File # 1918	San Francisco, CA 94161
Elliott Laboratories, LLC.	38995 Cherry Street, Bldg #3	Newark, CA	Prologis	47775 Fremont Blvd.	Fremont, CA 94538
NTS Technical Systems	5730 Buckingham Parkway	Culver City, CA	Buckingham Heights Business Park	5730 W. Slauson Ave., Ste 222	Culver City, CA 90230
NTS Technical Systems	7961 Shaffer Parkway	Littleton, Colorado	Dallas Tourney Inc.	7961 Shaffer Parkway Ste 6	Littelton, CO 80127
NTS Technical Systems	5701 Fortune Circle South	Indianapolis, IN	Park Fletcher Management Co	Park Fletcher Building 30 4211 Solutions Center Lockbox 774211	Chicago, IL 60677
ETCR, Inc.	1536 East Valencia Drive	Fullerton, CA	Property owned by ETCR
ETCR, Inc.	20970 Centre Pointe Parkway	Santa Clarita, CA	Property owned by ETCR
ETCR, Inc.	1146 Massachusetts Ave.	Boxborough, MA	Property owned by ETCR
ETCR, Inc.	1717 Capital Ave.	Plano, TX	Property owned by ETCR
Acton Environmental Testing Corporation	533 Main Street	Acton, MA	Property owned by Acton Environmental Testing Corporation

Schedule 3.3 (b)
Deposit Accounts

Bank Name	Bank Address	Bank City, State and Zipcode	Type of Account	Account Holder	Account Number
BancorpSouth	123 Washington St.	Camden, AR 71701	Commercial Checking	National Technical Systems	6400084817	Camden
Bank of America	PO Box 25118	Tampa, FL 33622	Commercial Checking	National Technical Systems	71212926	Acton Payroll
Bank of America	PO Box 25118	Tampa, FL 33622	Full Analysis Business Checking	National Technical Systems	71225870	Acton
Bank of America	333 S Hope St.	Los Angeles, CA 90071	Commercial Checking	National Technical Systems	1465050314	401k Profit sharing plan
Bank of America	333 S Hope St.	Los Angeles, CA 90071	Non-analyzed Investment	National Technical Systems	1465252010	BofA money market
Bank of America	333 S Hope St.	Los Angeles, CA 90071	Full Analysis Business Checking	National Technical Systems	1465350308	Corporate - BofA master account
Bank of America	333 S Hope St.	Los Angeles, CA 90071	Commercial Checking	National Technical Systems	1465850315	ESOP - not used - has a balance
Commerce Bank	386 Main Street	Worcester, MA 01608	Commercial Checking	Acton Environmental Testing Corporation	7189499	Acton
Commerce Bank	386 Main Street	Worcester, MA 01608	Commercial Checking	Acton Environmental Testing Corporation	7163074	Acton
Commerce Bank	386 Main Street	Worcester, MA 01608	Commercial Checking	Acton Environmental Testing Corporation	7189480
US Bank	PO Box 1800	Saint Paul, MI 55101	Commercial Money Market Savings	National Technical Systems	153495476779	Money market account - new
Wachovia Bank	819 Village Highway	Rustburg, VA 24588	Commercial Checking	National Technical Systems	2000020476751
First Community Bank	PO Box 3686	Albuquerque, NM 87190	Commercial Checking	National Technical Systems	2763885

Schedule 3.3 (c)
Documents of Title
None

Schedule 3.7
Perfection of Security Interest

Legal Name	Jurisdiction
National Technical Systems, Inc.	CA
NTS Technical Systems	CA
Acton Environmental Testing Corporation	MA
Approved Engineering Test Laboratories, Inc.	CA
ETCR, Inc.	CA
NTS Engineering Services, Inc.	CA
Phase Seven Laboratories, Inc.	CA
United States Test Laboratory, L.L.C.	KS
Elliott Laboratories, LLC	CA